Exhibit 10.1(d)

DATED  22  FEBRUARY  2008

EVOLVING SYSTEMS LIMITED

AND

BRIDGE BANK, N.A.

DEBENTURE

19 Cavendish Square

London W1A 2AW

DX 42748 Oxford Circus North

telephone  +44(0)20 7636 1616

fax  +44 (0)20 7491 2899

Ref : 028176/00002/H3326953.5

THIS DEBENTURE is made as a Deed  on the 22nd day of  February  2008

BETWEEN:

(1)                                  EVOLVING SYSTEMS LIMITED (registered in England and Wales under company number 02325854) the registered office of which is at One Angel Square, Torrens Street, London EC1V 1PL (the “Chargor”); and

(2)                                  BRIDGE BANK, N.A. of 55 Almaden Boulevard, San Jose, A 95113, United States of America (the “Bank”).

RECITALS

(A)                              The Bank has agreed to make available to the Chargor a revolving loan facility of up to US$5,000,000 (five million American dollars) subject to and upon the terms and conditions contained in the Loan Agreement (as defined below).

(a)                                  The Bank requires the Chargor, and the Chargor has agreed, to enter into this Debenture for the purpose of providing security to the Bank for the Secured Liabilities.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                 Definitions

In this Debenture the following expressions have the following meanings, unless the context otherwise requires:

“Administrator”	means any administrator appointed pursuant to this Debenture.

“Book Debts”	means:

(a)

all book and other debts in existence from time to time (including, without limitation, any sums whatsoever owed by banks or similar institutions), both present and future, due, owing to or which may become due, owing to or purchased or otherwise acquired by the Chargor; and

(b)

the benefit of all rights whatsoever relating to the debts referred to above including, without limitation, any related agreements, documents, rights and remedies (including, without limitation, negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing, unpaid vendors liens and all similar connected or related rights and assets).

“Book Debts Account”

means such separate and denominated account or accounts with the Bank, Royal Bank of Scotland plc or such bank as may be specified or approved in writing by the Bank for the purpose of receiving payments of the proceeds of realisation and collection of Book Debts (the Borrower’s account number 21775153 with Royal Bank of Scotland plc (sort code 15 -10 -00) being so approved at today’s date).

“Cash Deposit”	means all sums from time to time standing to the credit of the Deposit Accounts and all interest on such sums.

“Charged Property”	means the whole or any part of the property, assets, income and undertaking of the Chargor from time to time mortgaged, charged or assigned to the Bank pursuant to this Debenture.

“Contracts”	means all the Chargor’s rights, title, interest and benefit in and to any contract the details of which are referred to in Schedule 3.

“Costs”

means all costs, charges or expenses of whatsoever nature (including, without limitation, legal fees) including, without limitation, disbursements and any Value Added Tax to be charged on such costs, charges, expenses and disbursements.

“Default Rate”	means the annual rate of interest specified in the second sentence of Clause 2.3(b) of the Loan Agreement.

“Deposit Accounts”

means the interest bearing accounts with Royal Bank of Scotland plc (sort code 15-10-00) Account Numbers or names 21775188, EVOSYS — USD1, TERTEL — EURI, Euro Money Fund and Sterling Money Fund and the Book Debts Account;

or such other accounts as the Bank may in its discretion, approve or require, as any such account may be redesignated or renumbered from time to time and “Deposit Accounts” means any of them.

“Distribution Rights”

means all allotments, accretions, offers, options, rights, bonuses, benefits and advantages, whether by way of conversion, redemption, preference, option or otherwise which at any time accrue to or are offered or arise in respect of any Investments or Shares, and includes all dividends, interest and other distributions paid or payable on or in respect of them.

“Event of Default”

means any of those events or circumstances set out in Clause 8 (Events of Default) of the Loan Agreement and an Event of Default is “continuing” if it has not been remedied to the satisfaction of the Bank or waived by it in writing.

“Facility Documents”	means this Debenture, the Loan Agreement and each of the Security Documents.

“Fixtures”

means all assets of whatsoever nature, apart from land and buildings, forming part of any freehold or leasehold property owned by the Chargor and deemed by law to be immovable property other than tenant’s fixtures.

“Future Plant and Machinery”

means all plant and machinery, equipment, fittings, installations, apparatus, tools, motor vehicles and all other such assets (other than Fixtures) whatsoever, wherever situate, which become the property of the Chargor after the date of this Debenture.

“Future Property”

means all estates and other interests in any freehold, leasehold or other immovable property (including, without limitation, all Fixtures on such property) which become the property of the Chargor after the date of this Debenture, all proceeds of sale derived from such property and the benefit of all covenants to which the Chargor is entitled in respect of such property.

“Insolvency Act”	means the Insolvency Act 1986.

“Intellectual Property”

means all subsisting patents and subsisting rights of a similar nature held in any part of the world, applications for patents and such rights, divisions and continuations of such applications for patents, registered and unregistered trade marks (including but not limited to those listed in Schedule 1B), registered and unregistered service marks, registered designs, utility models (in each case for their full period and all extensions and renewals of them), applications for any of them and the right to apply for any of them in any part of the world, inventions, confidential information, Know-how, business names, trade names, brand names, copyright and rights in the nature of copyright, design rights and get-up and any similar rights existing in any country; and the benefit (subject to the burden) of any and all agreements, arrangements and licences in connection with any of the foregoing.

“Investments”

means all or any stocks, shares (other than any Shares and the Chargor’s shares in Evolving Systems GmbH), bonds and securities of any kind (marketable or otherwise), negotiable instruments and warrants and any other financial instruments as defined in the Regulations.

“Know-how”

means all the body of knowledge, technical experience, expertise and skills, technical processes, secret processes formulae and technical information held by the Chargor and relating to its business, which is not in the public domain.

“Loan Agreement”	means the Loan Agreement dated the date of this Debenture and made between the Bank (1) and the Chargor (2).

“LPA”	means the Law of Property Act 1925.

“Material Adverse Effect”

has the meaning given to it in the Loan Agreement (as if “Loan Agreement” and “Collateral” there were Facility Documents and Charged Property respectively and with such other changes as are necessary to fit the context).

“Occupational Leases”

means all leasehold interests and other occupational rights whatsoever (including, without limitation, all licences and agreements for leases) in existence from time to time relating to the whole or any part of the Property, the immediate reversion to which is vested in the Chargor.

“Other Property”

means all estates and other interests in any freehold, leasehold or other immovable property (including, without limitation, all Fixtures on such property) which are the property of the Chargor at the date of this Debenture and do not form part of the Scheduled Property, all proceeds of sale derived from such property and the benefit of all covenants to which the Chargor is entitled in respect of such property.

“Permitted Lien”	shall have the same meaning as in the Loan Agreement with such changes as are necessary to fit this context.

“Permitted Transfer”	(a) means a conveyance, sale, lease, transfer or disposition by the Chargor permitted under Clause 7.1 of the Loan Agreement.

“Planning Acts”

means the Planning and Compulsory Purchase Act 2004, the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning and Compensation Act 1991, and the Local Government Planning and Land Act 1980 .

“Plant and Machinery”

means all plant and machinery, equipment fittings, installations and apparatus, tools, motor vehicles and all other such assets (other than Fixtures) whatsoever, wherever situate, which are the property of the Chargor at the date of this Debenture.

“Property”	means the Scheduled Property, the Other Property and the Future Property.

“Receiver”	means any receiver appointed pursuant to this Debenture.

“Regulations”

means the Financial Collateral Arrangements (No 2) Regulations 2003 (S.I. 2003/3226) or equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements, and “Regulation” means any of them.

“Rights”

means all the Chargor’s rights, title and interest from time to time in any lease, licence or occupational right whatsoever together with the entire benefit of all the Chargor’s rights, title and interest from time to time in any renewal of, replacement of or variation to any such lease, licence or occupational right (including, without limitation, all its rights, title and interest in any occupational Lease, agreement for any Occupational Lease and any associated agreements which may be granted by the Chargor or any person deriving title from the Chargor from time to time over or in respect of the whole or any part of the Property and any other properties (freehold or leasehold) in which the Chargor has an interest).

“Scheduled Property”	means all the property short particulars of which are set out in Schedule 1 (The Scheduled Property) (if any), including, without limitation, all Fixtures on such property.

“Secured Liabilities”	means all moneys, debts and liabilities from time to time due, owing or incurred by the Chargor to the Bank on any current or other account whatsoever pursuant to the Facility Documents, in each case:
	(a)	whether present or future;

	(b)	whether alone or jointly with any other person;

	(c)	whether actual or contingent;

	(d)	whether as principal or as surety;

	(e)	in whatsoever name, form or style and whether not originally incurred by the Chargor to the Bank;

	(f)	in whatsoever currency denominated; or

	(g)	otherwise;

including, without limitation, all liabilities in connection with foreign exchange transactions, accepting, endorsing or discounting notes or bills, under bonds, guarantees indemnities, documentary or other credits or any instruments from time to time entered into by the Bank for or at the request of the Chargor together with interest to the date of payment at such rates and upon such terms as may from time to time be agreed and all commission, fees, costs (including, without limitation, legal fees) and other charges and provided always that no obligation or liability shall be included in the definition of Secured Liabilities to the extent that, if it were so included, this Debenture (or any part of it) would constitute unlawful financial assistance within the meaning of sections 151 and 152 of the Companies Act 1985.

“Security Documents”

means any document entered into by any person from time to time creating (a) any Security Interest, directly or indirectly, for the obligations of the Chargor or any other person under the Facility Documents including, without limitation, this Debenture or (b) any guarantee, indemnity or other similar undertaking in respect of any such obligations.

“Security Interest”

means any mortgage, charge, assignment, pledge, lien, right of set-off, hypothecation encumbrance, priority or other security interest (whether fixed or floating) including, without limitation, any “hold-back” or “flawed asset” arrangement together with any preferential right, retention of title, deferred purchase, leasing, sale or purchase, sale and leaseback arrangement, trust agreement declaration of trust, trust arising by operation of law, any option or agreement for any of the same or any arrangement which has substantially the same commercial or substantive effect as the creation of security.

“Shares”	means all shares held by the Chargor in its Subsidiaries and which are listed in Schedule 1A but not including its shares in Evolving Systems GmbH.

1.2                               Interpretation

1.2.1                                        In this Debenture:

1.2.1.1                                       the Contents page and clause headings are included for convenience only and do not affect the construction of this Debenture;

1.2.1.2                                       words denoting the singular include the plural and vice versa; and

1.2.1.3                                       words denoting one gender include each other gender.

1.2.2                                           In this Debenture, unless the context otherwise requires, references to:

1.2.2.1                                       persons include references to natural persons, firms, partnerships, companies, corporations associations, organisations and trusts (in each case whether or not having a separate legal personality);

1.2.2.2                                       documents, instruments and agreements (including, without limitation, this Debenture and any document referred to in this Debenture) are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

1.2.2.3                                       receivers are references to receivers of whatsoever nature including, without limitation, receivers and managers and administrative receivers;

1.2.2.4                                       the terms the “Bank” the “Receiver” and the “Administrator” include, where the context so admits, references to any delegate of any such person and any substitute person appointed in respect of any of them;

1.2.2.5                                       a party to this Debenture include references to its successors, transferees and assigns;

1.2.2.6                                       Recitals, Clauses and Schedules are references to recitals to this Debenture, clauses of this Debenture and schedules to this Debenture; and references to this Debenture include its Schedules

1.2.2.7                                       paragraphs are references to paragraphs of the Schedule in which the references appear;

1.2.2.8                                       statutory provisions (where the context so admits and unless otherwise expressly provided) are construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and to any orders regulations instruments or other subordinate legislation made under the relevant statute; and

1.2.2.9                                       a time of day is a reference to London time.

1.3                               Loan Agreement defined terms

Unless otherwise defined in this Debenture, terms defined in the Loan Agreement bear the same meaning in this Debenture.

1.4                               Conflict with Loan Agreement

If there is any conflict between the provisions of this Debenture and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

1.5                               Section 2(1) Law of Property (Miscellaneous Provisions) Act 1989

The terms of the other Finance Documents and of any side letters between any parties in relation to any Finance Document are incorporated in this Deed to the extent required to ensure that any purported disposition of the Charged Property contained in this Deed is a valid disposition in accordance with section 2(1) Law of Property (Miscellaneous Provisions) Act 1989.

1.6                               Third party rights

Save as expressly provided in clause 18.2 and save for a Receiver or Administrator and their delegates and sub-delegates or as otherwise expressly provided to the contrary in a Facility Document a third party (being any person other than the Chargor and the Bank) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed. Notwithstanding any term of any Facility Document, the consent of any such third party is not required to rescind or vary this Deed at any time.

1.7                               Perpetuity Period

The perpetuity period applicable to all trusts declared by this Deed shall be 80 years.

1.8                               Enterprise Act 2002

Paragraph 14 of Schedule B1 of the Insolvency Act 1986 (as inserted by section 248 of, and Schedule 16 to, the Enterprise Act 2002) applies to the floating charge created by this Deed.

2.                                      COVENANT TO PAY

The Chargor shall on demand pay to the Bank or discharge, as the case may be, all the Secured Liabilities when the Secured Liabilities become due.

3.                                      INTEREST

The Chargor shall pay to the Bank interest on the Secured Liabilities (after as well as before any demand made or judgment obtained or the liquidation or administration of the Chargor) at the rates and upon the terms set out in Clause 2.3(a) of the Loan Agreement or if applicable the Default Rate and shall be compounded and computed in accordance with such Clause 2.3.

4.                                      SECURITY

By way of continuing security in favour of the Bank for the payment and discharge of the Secured Liabilities, the Chargor with full title guarantee hereby charges to the Bank or assigns to the Bank (as the case may be) the property set out below in the manner set out below. (Each assignment set out below is an absolute assignment for the purposes of Section 136 of the LPA (Legal assignments of things in action) and is not made by way of charge only):

4.1                               Scheduled Property

By way of first fixed charge by way of legal mortgage, the Scheduled Property and all Rights relating to the Scheduled Property in existence at the date of this Debenture.

4.2                               Other Property and the Future Property

By way of first fixed charge:

4.2.1                                           the Other Property and the Future Property;

4.2.2                                           all Rights relating to the Other Property and the Future Property; and

4.2.3                                           all Rights relating to the Scheduled Property coming into existence after the date of this Debenture.

4.3                               Contracts

By way of absolute legal assignment, the Contracts.

4.4                               Book Debts

By way of first fixed charge, the Book Debts.

4.5                               Cash Deposit and Deposit Accounts

4.5.1                                     By way of first fixed charge, all the Chargor’s rights, title, interest and benefit in the Cash Deposit and the Deposit Accounts

4.6                               Shares and Investments

The Chargor mortgages or (if to the extent that this Debenture does not take effect as a mortgage) charges by way of fixed charge:

4.6.1                                        all Shares and Investments; and

4.6.2                                        all related Distribution Rights.

4.7                               Intellectual Property

By way of first fixed charge, all the Intellectual Property of the Chargor.

4.8                                 Plant and Machinery

By way of first fixed charge, the Plant and Machinery.

4.9                               Future Plant and Machinery

By way of first fixed charge, the Future Plant and Machinery.

4.10                         Goodwill

By way of first fixed charge, all the goodwill and uncalled capital for the time being of the Chargor.

4.11                         Floating charge

By way of first floating charge, all the undertaking and assets of the Chargor whatsoever, wherever situate, whether movable, immovable, present or future (including without limitation, its uncalled capital for the time being and all the undertaking and assets of the Chargor referred to above which are, for any reason not validly charged or assigned pursuant to Clauses 4.1 (Scheduled Property) to 4.10 (Goodwill) (inclusive) of this Debenture).

4.12                         Security Restrictions

4.12.1                       There shall be excluded from the charge created by Clause 4 any property held by the Chargor under a lease or other agreement which either precludes absolutely or conditionally (including requiring the consent of any third party) the Chargor from creating any charge over its interest in that property (each an Excluded Property) until the relevant condition or waiver has been satisfied or obtained.

4.12.2                       For each Excluded Property (which shall not include property held by the Chargor pursuant to standard form contracts leases or other agreements entered into by it in and for the purposes of its ordinary course of business), the Chargor undertakes, as soon as practicable after receipt of a request in writing from the Bank, to:

(i)                                                                     apply for the relevant consent or waiver of prohibition or conditions and, to use commercially reasonable endeavours to obtain that consent or waiver of prohibition ;

(ii)                                                                  keep the Bank informed of its progress in obtaining such consent or waiver; and forthwith upon receipt of such consent or waiver, provide the Bank with a copy.

4.12.3                       Forthwith upon receipt of the relevant waiver or consent, the relevant formerly Excluded Property shall stand charged to the Bank under Clause 4. If required by the Bank at any time following receipt of that waiver or consent, the Chargor will execute a valid fixed charge in such form as the Bank shall require.

5.                                      CONVERSION OF FLOATING CHARGE

5.1                               Conversion by notice

The Bank may by notice to the Chargor convert the floating charge contained in this Debenture into a fixed charge as regards such Charged Property as the Bank may specify (whether generally or specifically) in that notice (i) if it considers (acting reasonably) that it would be desirable to do so in order to protect, preserve or supplement the charges over the Charged Property or the priority of those charges; or (ii) on, or at any time following, the occurrence of an Event of Default (if the Event of Default is continuing at the relevant time).

5.2                               Automatic conversion

If, without the prior written consent of the Bank:

5.2.1                                         the Chargor creates any Security Interest over any of the Charged Property, or attempts to do so, other than a Permitted Lien, or

5.2.2                                         any person levies or attempts to levy any distress, attachment, execution or other legal process against any of such Charged Property, or

5.2.3                                         a receiver is appointed over any Charged Property, or

5.2.4                                         the Bank receives notice of a proposal or intention to appoint an administrator of the Chargor (or one is appointed)

the floating charge created by this Debenture over the Charged Property the subject of such Security Interest or process will automatically, without notice, be converted into a fixed charge as soon as such event occurs but without prejudice to any other circumstance in which such floating charge may crystallise.

6.                                      FURTHER ASSURANCE

6.1                               Grant of further security

The Chargor shall:

6.1.1                                         promptly, at any time if so required by the Bank, at its own expense execute and deliver to the Bank such further legal or other mortgages, charges, assignments securities, authorities and documents as the Bank may in its reasonable discretion require of the whole or such part of the Charged Property as the Bank may specify, in such form as the Bank may in its reasonable discretion require, to secure the payment or discharge of the Secured Liabilities, including, without limitation, in order to vest the whole or such part of the Charged Property in the Bank, the nominee of the Bank or in any purchaser from the Bank or the Receiver or Administrator;

6.1.2                                         pending the execution and delivery of any such assignments, hold such Charged Property upon trust for the Bank subject to the provisions of this Debenture; and

6.1.3                                         pending the execution and delivery of any such mortgages, charges, or other security, hold such Charged Property subject to the provisions of this Debenture.

6.2                               Notification of acquisition of property

6.2.1                                         The Chargor shall immediately notify the Bank of any contract for the acquisition by the Chargor of any freehold or leasehold property .  The Chargor shall, in the case of any such property title to which (either before or after the acquisition of such property) is registered at the Land Registry:

6.2.1.1                                    promptly notify the Bank of the title number(s); and

6.2.1.2            at the same time as application is made to the Land Registry for the registration of the Chargor as the Registered Proprietor of such property, request the Chief Land Registrar to enter a Notice of this Debenture on the Charges Register of the property so acquired by the Chargor substantially in the form of the notice set out in Clause 33 (the Land Registry).

6.2.2                                         The Chargor shall, promptly after its acquisition supply the Bank with full details of any Future Property and deposit with the Bank such documents relating to such assets as the Bank may in its discretion require.

7.                                      DEPOSIT OF DOCUMENTS AND TITLE DEEDS

7.1                               The Chargor shall deposit with the Bank (and the Bank during the continuance of this security may hold and retain):

7.1.1                                         all deeds and documents of title relating to the Scheduled Property, the Other Property and the Future Property including, without limitation, all Occupational Leases; and

7.1.2                                         all such deeds and documents of title (if any) relating to the Book Debts as the Bank may from time to time specify.

8.                                      NEGATIVE PLEDGE

The Chargor shall not:

8.1                              create, purport to create or allow to subsist, any Security Interest over the whole or any part of the Charged Property except for any Permitted Lien;

8.2                              convey, assign, transfer, or agree to convey, assign or transfer the whole or any part of the Charged Property except by means of a Permitted Transfer;

8.3                              permit any other person to be registered at the Land Registry as proprietor of any interest (including any easement or overriding interest) in any of the Charged Property or

8.4                              release, exchange, compound, set off, grant time or indulgence in respect of, or in any other manner deal with, all or any of the Book Debts save as expressly provided in this Debenture or except in the ordinary course of its business.

9.                                      THE DEPOSIT ACCOUNT

9.1                               The Chargor shall open and maintain the Deposit Accounts.

9.2                              The Chargor shall not withdraw from the Deposit Accounts all or any of the Cash Deposit except that, unless and until the security constituted by this Debenture has become enforceable in accordance with Clause 15, the Chargor shall be entitled to withdraw (or direct any transfer of) all or any part of the monies in the Deposit Accounts in and for the purposes of the ordinary course of its business without the prior written consent of the Bank, but following the Bank subsequently taking action to enforce this Debenture, the Bank shall be entitled (in its absolute discretion) to refuse to permit any such withdrawal or transfer.

9.3                              The Chargor shall forthwith give to the financial institution with whom the Deposit Accounts are held an irrevocable notice of charge in the form set out in Part 1 of Schedule 2 (Form of notice to third party bank) or such other form as the Bank may in its discretion reasonably requires.

10.                               THE BOOK DEBTS ACCOUNT

Until all the security constituted by this Debenture is discharged the Chargor shall:

10.1                        collect and realise all Book Debts in the ordinary course of its business. For the avoidance of doubt, it is hereby declared that for the purposes of this Debenture, the ordinary course of business of the Chargor does not include or extend to the selling, assigning or in any other way factoring or discounting any Book Debts. The Chargor shall hold the proceeds of such collection and realisation of the Book Debts upon trust for the Bank pending payment of such proceeds into the Book Debts Account;

10.2                        pay the proceeds of such collection and realisation into the Book Debts Account unless and to the extent the Bank otherwise agrees in writing;

10.3                        not withdraw from the Book Debts Account all or any monies standing to the credit of the Book Debts Account except that, unless and until the security constituted by this Debenture has become enforceable in accordance with Clause 15, the Chargor shall be entitled to withdraw (or direct any transfer of) all or any part of the monies in the Book Debts Account in and for the purposes of the ordinary course of its business without the prior written consent of the Bank, but following the Bank subsequently taking action to enforce this Debenture, the Bank shall be entitled (in its absolute discretion) to refuse to permit any such withdrawal or transfer; and

10.4                        if called upon so to do by the Bank at any time after the occurrence of an Event of Default which is continuing execute a legal assignment of the Book Debts to the Bank in such terms as the Bank may in its discretion require, give such notice of that legal assignment to the debtors from whom the Book Debts are due, owing or incurred and take any such other step as the Bank may in its discretion require to perfect such legal assignment.

11.                               REPRESENTATIONS AND WARRANTIES

11.1                         The Chargor represents and warrants to the Bank that:

11.1.1                               Ownership of the Charged Property

it is absolutely, solely and beneficially entitled to all the Charged Property as from the date it or any part of it fails to be charged under this Debenture and the rights of the Chargor in respect of the Charged Property are free from any Security Interest of any kind other than a Permitted Lien;

11.1.2          No disposal

it has not sold or agreed to sell or otherwise disposed of, or agreed to dispose of, the benefit of all or any of the Chargor’s right, title and interest in and to the Charged Property except by means of a Permitted Transfer;

11.1.3          Shares and Investments

all Shares and Investments beneficially owned by it as at the date of this Debenture are described opposite its name in Schedule 1A.

11.2                        The representations and warranties set forth in this Clause are given and made on and as of the date of this Debenture, shall survive the execution of this Debenture and are deemed to be repeated at each time the representations and warranties in the Loan Agreement are deemed to be repeated.

12.                               UNDERTAKINGS

The Chargor gives each of the undertakings contained in this Clause to the Bank.

12.1                         Duration

The undertakings in this Clause shall remain in force during the continuance of the security constituted by this Debenture.

12.2                         To provide information

The Chargor shall furnish to the Bank as soon as reasonably practicable following written demand from the Bank such information and supply such documents or papers relating to the Charged Property from time to time as the Bank may in its discretion reasonably require.

12.3                         Notification of Event of Default

The Chargor shall notify the Bank in writing of the happening of any Event of Default promptly upon any of its responsible personnel becoming aware of the same.

12.4                         The Property

Except as permitted under the Loan Agreement, the Chargor shall:

12.4.1          at all times keep in good and substantial repair and condition, all buildings, erections and structures on and in the Property;

12.4.2          keep all Plant and Machinery and future Plant and Machinery in good repair, working order and condition and fit for its purpose; and

12.4.3          where it is uneconomic to repair any part of the Charged Property, replace such part by another similar asset of equal or greater quality and value.

12.5                         The Chargor shall not:

12.5.1                               carry out any material works of demolition or construction in or to the Property;

12.5.2                               sever any Fixtures except for effecting any necessary repairs or replacing the same with new or improved models; nor

12.5.3                               except with the prior written consent of the Bank, carry on an development within the meaning of the Planning Acts in or upon any part of the Property.

12.6                         Title

The Chargor shall:

12.6.1                                comply in all material respects with, enforce and not waive, release or vary (or agree so to do) any restrictive or other covenants or obligations affecting the Property;

12.6.2                                pay all rents, rates, Taxes and outgoings however arising payable in respect of the whole or any part of the Property owed by it or by the owner or occupier of the whole or any part of the Property and comply in all material respects with all restrictive and other covenants and obligations to be performed by it under any lease under which it holds the whole or any part of the Property;

12.6.3                                if the Bank or the Receiver or Administrator pays any such sum, reimburse the Bank or the Receiver or Administrator in full, on demand, the amount of such sum together with interest at the Default Rate calculated in accordance with Clause 3 (Interest) from the date of payment by the Bank or the Receiver or Administrator until the date of reimbursement;

12.6.4                                enforce all material restrictive or other covenants and obligations owed to it by any lessor under any such lease;

12.6.5                                not waive, release or vary (or agree so to do) any material obligation owed to it by any such lessor or any provision of any such lease;

12.6.6                                not exercise any option or power to break or terminate any such lease; not surrender or agree to surrender any such lease;

12.6.7                                not do, or omit to do, anything under any such lease whereby such lease might be forfeited; and

12.6.8                                except with the prior written consent of the Bank, not agree any increase in the rent payable under any such lease.

12.7                         No creation of easements etc.

The Chargor shall not grant, create, or permit to be acquired, any easement, right, interest or privilege relating to or affecting the whole or any part of the Property.

12.8                         Leasing

The Chargor shall not

12.8.1                                exercise any statutory or other power of leasing, agreeing to lease or accepting surrenders of leases otherwise available to the Chargor of the whole or any part of the Property;

12.8.2                                grant or agree to grant or create any Occupational Lease of any description or contractual right to occupy or use the whole or any part of the Property; nor

12.8.3                                grant any licence or permission to assign, underlet or part with, or share occupation or possession of the whole or any part of the Property.

12.9                         Occupational Leases

The Chargor shall:

12.9.1                                comply with all restrictive and other covenants and obligations, however arising, to be performed by it as lessor under any Occupational Lease;

12.9.2                                enforce all restrictive and other covenants and obligations, however arising, owed to it as lessor under any occupational Lease;

12.9.3                                not waive, release or vary (or agree so to do) any Rights or any provision of any occupational Lease;

12.9.4                                except with the prior written consent of the Bank, not:

12.9.4.1                              exercise any option or power to break, terminate, renew or extend any Occupational Lease;

12.9.4.2                              accept or agree to accept any surrender of any Occupational Lease; nor

12.9.4.3                              grant any consent or licence as lessor or grantor under any Occupational Lease; and

12.9.5                                comply with any provisions contained in any Occupational Lease for the review of the rents thereby reserved and, except with the prior written consent of the Bank, shall not settle or agree to settle any such rent review.

12.10                   Investigation of title and other enquiries

The Chargor shall, at its expense, grant the Bank or its solicitors on reasonable request all such facilities within the power of the Chargor to enable the Bank or such solicitors to carry out investigations of title to the Property and to carry out general enquiries relating to the Property which a prudent mortgagee might carry out.

13.                               DIVIDENDS AND VOTING RIGHTS

13.1                         Before Default or demand

For so long as no Event of Default has occurred and is continuing:

(a)                               the Chargor shall pay all monies arising from the Distribution Rights relating to the Shares and Investments into the Deposit Account;

(b)                              the Chargor shall not exercise any voting and other rights and powers attached to the Shares and Investments in a manner which is inconsistent with the security constituted or intended to be constituted by this Debenture or is in breach of any of the provisions of any of the Facility Documents; and

(c)                               promptly following receipt, the Chargor shall forward to the Bank copies of any notice for an extraordinary or annual general meeting of the company which has issued the Shares or Investments (as the case may be) at which resolutions are proposed to either (a) to place the company into any form of  winding up, or (b) to apply for an administration order, or (c) to apply for an automatic moratorium under the Insolvency Act 2000.

13.2                         After Default or Demand

After an Event of Default occurs and is continuing the Chargor shall promptly pay over to the Bank all monies arising from the Distribution Rights relating to the Shares and Investments which it may receive, and exercise all voting and other rights and powers attached to the Shares and Investments in any manner which the Bank may direct.

13.3                           Other obligations in respect of Shares and Investments

The Chargor shall:

13.3.1             promptly copy to the Bank, and comply with, all requests for information which is within its knowledge and which are made under section 793 of the Companies Act 2006 or any similar provision contained in any article of association or other constitutional document relating to any of its Shares and Investments; and

13.3.2                  comply with all other conditions and obligations assumed by it in respect of any of the Shares and Investments where failure to so comply would adversely affect the interests of the Bank.

14.                               COSTS AND BANK’S PERFORMANCE OF COVENANTS

14.1                           Costs undertaking

14.1.1                                     The Chargor shall promptly on demand pay or reimburse to the Bank and any Administrator or Receiver the amount of all reasonable Costs incurred by the Bank and any Administrator or Receiver (which shall form part of the Secured Liabilities) in connection with:

14.1.1.1                                      the negotiation, preparation, printing, execution, registration, perfection and completion of this Debenture, the Charged Property or any document referred to in this Debenture; or

14.1.1.2                                      any actual or proposed amendment or extension of or any waiver or consent under this Debenture.

14.1.2                                     The Chargor shall promptly pay on demand to the Bank and any Administrator or Receiver the amount of all Costs in any way incurred by the Bank and/or the Administrator and/or the Receiver ..in relation to the protection, enforcement or preservation of any of the Bank’s rights under this Debenture or in suing for or recovering any of the Secured Liabilities (including, without limitation, the costs of any proceedings in relation to this Debenture or the Secured Liabilities).

14.2                           Bank’s performance of covenants

If the Chargor fails to perform any of the undertakings contained in Clause 12.4 (Property) to Clause 12.9 (Occupational Leases) (inclusive), the Bank may (save in relation to Environmental Matters) perform any such covenant at the Chargor’s expense and the Chargor shall reimburse the Bank for the Costs of such performance on demand. Nothing in this Debenture shall oblige the Bank to perform any covenant of the Chargor.

15.                               DEFAULT

15.1                           Enforcement

This Debenture will become enforceable on the occurrence of any Event of Default  which is continuing or if the Chargor requests the Bank to appoint a Receiver or Administrator over the whole or any part of its undertaking or. assets or if a petition is presented for an administration order to be made in respect of the Chargor or any document or notice is signed for the appointment of an administrator of the Chargor under the Insolvency Act.

16.                               STATUTORY POWER OF SALE

16.1                           For the purposes of all powers implied by statute, and in particular the power of sale under Section 101 of the LPA (Powers incident to estate or interest in a mortgage), the Secured Liabilities will be deemed to have become due when the security created by this Debenture becomes enforceable and Section 103 of the LPA (Regulation of exercise of power of sale) and Section 93 of the LPA (Restriction on consolidation of mortgages) will not apply.

16.2                           The statutory powers of leasing conferred on the Bank are extended so as to authorise the Bank to lease, make arrangements for leases, accept surrender of leases and grant options on such terms and conditions as the Bank may in its discretion think fit. The Bank is not obliged to comply with any of the provisions of Section 99 (Leasing powers of mortgagor and mortgagee in possession) and Section 100 (Powers of mortgagor and mortgagee in possession to accept surrenders of leases) of the LPA.

16.3                           Each of the Bank, the Receiver and the Administrator may exercise such person’s statutory power of sale in respect of the whole or any part of the Property.

17.                               RECEIVER OR ADMINISTRATOR

17.1                           Appointment of Receiver or Administrator

17.1.1                                     At any time after the security constituted by this Debenture has become enforceable, whether or not the Bank has entered into or taken possession of the whole or any part of the Charged Property pursuant to this Debenture (in addition to, and without limiting, all statutory and other powers of the Bank under the LPA, Insolvency Act or otherwise):

17.1.1.1                                      the Bank may, by writing under the hand of any authorised officer of the Bank, appoint any person to be a Receiver or to be an Administrator of all or any part of the Charged Property and such person shall, with effect from the date of such appointment, be a “Receiver” or “Administrator” as the case may be;

17.1.1.2                                      the Bank may, from time to time, in similar manner, remove the Receiver or Administrator and appoint another in his place;

17.1.1.3                                      the Bank may, either at the time of appointment or at any time thereafter, fix the remuneration of the Receiver or Administrator;

17.1.1.4                                      the Bank may, without further notice and without the restrictions contained in Section 103 of the Law of Property Act 1925 (Regulation of exercise of power of sale), exercise in respect of all or any part of the Shares and the Investments all the powers and rights exercisable by the registered holder of the Shares and the Investments and all other powers conferred on mortgagees by the Law of Property Act 1925 as varied or extended by this Debenture; and

17.1.1.5                                      the Bank may apply any dividends, interest or other payments received or receivable by the Bank in respect of the Shares and the Investments as if they were proceeds of sale.

None of the restrictions imposed by the LPA in relation to the appointment of receivers, the giving of notice or otherwise shall apply.

17.1.2                                     The Receiver or Administrator may from time to time delegate, by power of attorney or otherwise, to any person any of his powers and discretions, whether arising by statute, the provisions of this Debenture or otherwise, upon such terms and for such periods of time as he may in his discretion think fit and may from time to time terminate any such delegation. The Bank shall not be liable to the Chargor for any loss or damage arising from any such delegate’s act, default, neglect or misconduct save to the extent arising from such delegate’s fraud, wilful default or gross negligence.

17.2                           Powers

The Receiver and Administrator each has (but is not obliged to exercise) all the powers (save in relation to Environmental Matters) to do or abstain from doing anything which the Chargor could do or abstain from doing in relation to the Charged Property in addition to the powers conferred by the LPA and the Insolvency Act as if, in each case he was an administrative receiver appointed thereunder.

17.3                           Receiver as agent of the Chargor

The Receiver and Administrator are both at all times and for all purposes the agent of the Chargor. Subject to the provisions of the Insolvency Act, the Chargor is solely responsible for all the Receiver and Administrator’s acts, defaults, neglect and misconduct of any nature whatsoever and for his remuneration and Costs, to the exclusion of liability on the part of the Bank, save to the extent arising from the Receiver or Administrator’s fraud, wilful default or gross negligence.

17.4                           Several power

Where more than one Receiver or Administrator is appointed, each has the power to act severally unless the Bank specifies otherwise in the appointment.

17.5                           Powers exercisable by the Bank

17.5.1                                     The Bank may exercise all powers granted to the Receiver or Administrator by this Debenture, whether as attorney of the Chargor or otherwise.

17.5.2                                     The powers of the Receiver and the Administrator are in addition to, and without prejudice to, all statutory and other powers of the Bank as provided in Clause 16 (Statutory power of sale) or otherwise and so that, inter alia, such powers are and remain exercisable by the Bank in respect of that part of the Charged Property in respect of which no appointment of a Receiver or Administrator by the Bank is from time to time subsisting.

17.6                           Application of proceeds

The provisions of Sections 99 to 109 inclusive of the LPA are varied and extended to the extent that all monies received by the Receiver or Administrator be applied in the following order:

17.6.1                                     in full payment of his remuneration and the Costs of realisation including, without limitation, all Costs of, or incidental to, any exercise of any power referred to in this Debenture including, without limitation, all outgoings paid by the Receiver or Administrator;

17.6.2                                     providing for the matters specified in paragraphs (I) to (iii) inclusive of Section 109 (8) of the LPA (Appointment, powers, remuneration and duties of receiver);

17.6.3                                     in or towards satisfaction of any debts or other imposts which are by statute made payable in preference to the Secured Liabilities to the extent to which such debts or imposts are made so payable;

17.6.4                                     if so required by the Bank in its discretion, in or towards satisfaction of the Secured Liabilities: and

17.6.5                                     to the person entitled to any surplus.

18.                               PROTECTION OF THIRD PARTIES

18.1                           Any person (including, without limitation, any purchaser. mortgagor or mortgagee) (in this Clause a “purchaser”) dealing with the Bank may assume without inquiry that

18.1.1                                     some part of the Secured Liabilities has become due;

18.1.2                                     a demand for such Secured Liabilities has been duly made; and

18.1.3                                     such Secured Liabilities have become due within the meaning of Section 101 of the LPA (Powers incident to estate or interest in a mortgage).

18.2                           No purchaser dealing with the Receiver Administrator or the Bank is to be concerned to enquire whether any power exercised or purported to be exercised by the Receiver Administrator or the Bank has become exercisable, or as to the propriety or regularity of any sale by, or other dealing with, the Receiver or Administrator or the Bank. Any such sale or dealing is deemed to be within the powers conferred by this Debenture and to be valid and effective accordingly. All the protection to purchasers contained in Section 104 (Conveyance on sale) and Section 107 (Mortgagee’s receipt, discharges etc.) of the LPA and Section 42(3) of the Insolvency Act (Prohibition upon enquiry into administrative receiver’s powers) apply to any purchaser.

19.                               NO LIABILITY AS MORTGAGEE IN POSSESSION AND INDEMNITY

19.1                           Mortgagee’s liability

Neither the Bank nor the Receiver or Administrator is:

19.1.1                                     liable to account as mortgagee in possession in respect of the Charged Property; nor

19.1.2                                     liable for any loss upon realisation or exercise of any power, authority or right of the Bank or the Receiver or Administrator arising under this Debenture, nor for any act, default, neglect or misconduct of any nature whatsoever save to the extent of its own fraud, wilful default or gross negligence.

19.2                           Possession

If the Bank or the Receiver or Administrator enters into possession of the Charged Property, such person may at any time go out of possession at the discretion of such person.

19.3                           Indemnity

The Chargor hereby agrees to indemnify and hold harmless the Bank, any Administrator and any Receiver from and against all actions, claims, expenses, demands and liabilities whether arising out of contract or in tort or in any other way incurred or which may at any time be incurred by him or by any manager, agent, officer, servant or workman for whose debt, default or miscarriage he may be answerable for anything done or omitted to be done in the exercise or purported exercise of his powers under the provisions of this Debenture except for losses caused by the gross negligence or willful misconduct of the person seeking indemnification.

20.                               REASSIGNMENT

Subject to Clause 23.1 (Avoidance of payments). upon irrevocable discharge in full of the Secured Liabilities the Bank shall reassign to the Chargor all the Chargor’s rights. title, interest and benefit in and to the Charged Property and the Bank shall, at the request and cost of the Chargor, take whatever action is necessary to release or re-assign the Charged Property from this Debenture.

21.                               POWER OF ATTORNEY

21.1                           The Chargor irrevocably appoints, by way of security the Bank, each person deriving title from the Bank and the Receiver and Administrator , jointly and severally to be its attorney (with full power to appoint substitutes and to sub-delegate) for it, in its name, on its behalf and as its act and deed or otherwise to sign or execute any deed or document or do any act or thing which the Chargor is, or may become, obliged to (but does not in a timely fashion) sign, execute or do pursuant to this Debenture or which the Bank, the Receiver and Administrator or any person deriving title from the Bank or the Receiver or Administrator may in the discretion of such person think fit in connection with the exercise of any of the powers of such person or the realisation of any security constituted by this Debenture.

21.2                           Without prejudice to the generality of the foregoing, the Chargor unconditionally undertakes to the Bank, and separately to the Receiver and the Administrator and to each person deriving title from the Bank or the Receiver or Administrator, that it shall ratify and confirm anything done or purported to be done by any attorney appointed pursuant to this Clause.

Each of the Bank, any the Receiver and Administrator agrees that the power of attorney provided under this Clause 21 shall only be relied upon and exercised by such person after the occurrence of an Event of Default which a is continuing.

22.                               CUMULATIVE AND CONTINUING SECURITY

22.1                           This Debenture is a continuing security to the Bank regardless of any intermediate payment or discharge of the whole or any part of the Secured Liabilities and will not be prejudiced or affected by any act, omission or circumstance which, but for this Clause, might affect or diminish its effectiveness.

22.2                           The security constituted by this Debenture is in addition to, is not in substitution for, is without prejudice to, and does not merge with, any rights whatsoever which the Bank may have, whether in respect of the Secured Liabilities or otherwise, including, without limitation, any rights arising under any other Security Interest, any bill, note, guarantee, contract or applicable rule of law.

22.3                           Any receipt, release or discharge of the security constituted by, or of any liability arising under, this Debenture shall not release or discharge the Chargor from any liability which may exist independently of this Debenture to the Bank.

22.4                           Where the security constituted by this Debenture initially takes effect as a collateral or further security to any other Security Interest held by the Bank then, notwithstanding any receipt, release or discharge given in respect of such other Security Interest, this Debenture shall take effect as an independent security for any monies, liabilities or other sums secured by such other Security Interest.

23.                               AVOIDANCE OF PAYMENTS

23.1                           Where any discharge (whether in respect of the obligations of the Chargor this Debenture any other security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the Security and the liability of the Chargor under this Debenture shall continue as if the discharge or arrangement had not occurred.

23.2                           The Bank may concede or compromise any claim that any payment security or other disposition is liable to avoidance or restoration.

24.                               PRIOR CHARGES

24.1                           If there subsists any prior Security Interest against the Charged Property and either any step is taken to exercise any power or remedy conferred by such Security

Interest or the Bank or the Receiver or Administrator exercises any power of sale pursuant to this Debenture, the Bank may redeem such prior Security Interest or procure the transfer of such Security Interest to itself and may settle and pass the accounts of the person entitled to such Security Interest. Any accounts so settled and passed are conclusive and binding on the Chargor.

24.2                           The Chargor shall reimburse the Bank for any Costs incurred by the Bank in exercise of its rights under this Clause.

25.                               OPENING A NEW ACCOUNT

25.1                           If the Bank receives notice of any subsequent Security Interest affecting the Charged Property other than any Permitted Lien, the Bank may open a new account for the Chargor in its books.

25.2                           If the Bank does not open such new account, then, unless the Bank gives express written notice to the contrary to the Chargor, all payments by or on behalf of the Chargor to the Bank will be treated as from the time of receipt of notice of such subsequent Security Interest by the Bank as having been credited to a new account of the Chargor and not as having been applied in reduction of the amount of the Secured Liabilities as at the time when the notice was received.

26.                               SUSPENSE ACCOUNT

The Bank may, in its reasonable discretion credit to any suspense or impersonal account and hold in such account, on such terms as the Bank may in its reasonable discretion think fit, all monies received, recovered or realised by the Bank pursuant to this Debenture (including, without imitation, the proceeds of any conversion of currency) pending the application from time to time (as the Bank may effect in its discretion) of such monies and accrued interest if any, in or towards satisfaction of the Secured Liabilities.

27.                               PAYMENTS AND WITHHOLDING TAXES

Subject to Clause 12 of the Loan Agreement, the Chargor shall pay and discharge the Secured Liabilities without any set-off, counterclaim, restriction or condition, without regard to any equities between the Chargor and the Bank and free and clear of, and without deduction or withholding for, or on account of, any Taxes, except to the extent that the Chargor is required by law to deduct or withhold any Taxes, in which case it shall pay to the Bank such additional amount as may be necessary in order to ensure that the net amount received by the Bank after the required deduction or withholding (including, without limitation, any required deduction or withholding on such additional amount) is equal to the amount that the Bank would have received had no such deduction or withholding been made. Any additional amount paid under this Clause shall be treated as agreed compensation and not as interest.

28.                               CURRENCY

28.1                           All monies received or held by the Bank or any Receiver in respect of the Secured Liabilities may, from time to time after demand has been made, be converted into such other currency as the Bank in its reasonable discretion considers necessary or desirable to cover the obligations and liabilities actual or contingent of the Chargor in that other currency at the exchange rate available to the Bank for purchasing that other currency with the existing currency (the “Exchange Rate”).

28.2                           If and to the extent that the Chargor fails to pay the amount due on demand the Bank may in its absolute discretion without notice to the Chargor purchase at any time thereafter so much of any currency as the Bank considers necessary or desirable to cover the obligations and liabilities of the Chargor in such currency hereby secured at the Exchange Rate for purchasing such currency with another relevant currency  and the Chargor hereby agrees to indemnify the Bank against the full American dollar cost incurred by the Bank for such purchase.

28.3                           Neither the Bank nor any Receiver shall be liable to the Chargor for any loss resulting from any fluctuation in exchange rates before or after the exercise of the foregoing powers.

28.4                           No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency the Bank shall have a further separate cause of action against the Chargor, shall be entitled to enforce the security constituted by this Debenture to recover the amount of the shortfall and such amount wilt bear interest in accordance with Clause 3 (Interest) from the date of payment by the Bank until the date of reimbursement.

29.                               SET-OFF

The Chargor agrees the Bank may at any time without notice or further demand notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wherever situate (whether current, deposit, loan or of any other nature whatsoever whether subject to notice or not and whether in sterling or in any other currency) and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the Secured Liabilities. Where such combination set-off or transfer requires the conversion of one currency into another, such conversion shall be calculated at the Exchange Rate for purchasing the currency for which the Chargor is liable, with the existing currency.

30.                               ASSIGNMENT

Neither the Bank nor the Chargor may assign, transfer, novate or dispose of any of or any interest in, its rights and obligations under this Debenture, save as provided in Clause 12.1 (Successors and Assigns) of the Loan Agreement.

31.                               WAIVERS

No failure or delay or other relaxation or indulgence on the part of the Bank to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

32.                               SEVERABILITY

Each of the provisions of this Debenture is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal, invalid or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

33.                               THE LAND REGISTRY

The Chargor hereby applies to the Chief Land Registrar to enter a restriction in the Proprietorship Registers of the registered titles (if any) of the Scheduled Property or, in the case of the first registration of the whole or any part of the Scheduled Property, against the Scheduled Property, or both, of a restriction in the following form:

“Except under an order of the Registrar no disposition or dealing by the proprietor of the land is to be registered without the consent of the proprietor for the time being of the charge hereby created”.

34.                               NOTICES

Each party may give any notice, demand or other communication under or in connection with this debenture in the manner set forth and subject to the terms of section 10 of the loan agreement at the address identified with its name below.

35.                               LAW AND JURISDICTION

This Debenture shall be governed by and construed in accordance with English law.

36.                               COUNTERPARTS AND DELIVERY

36.1                           This Debenture may be executed in any number of counterparts, each of which is an original, and which together constitute one and the same document.

36.2                           if this Debenture is executed in more than one counterpart, this Debenture is deemed to be delivered and has effect when:

36.2.1                                     each party other than the Bank has executed a counterpart of this Debenture;

36.2.2                                     each party other than the Bank has handed over such counterpart to one of the other parties to this Debenture; and

36.2.3                                     each of the counterparts has been dated.

36.3                           If this Debenture is not executed in more than one counterpart, this Debenture is deemed to be delivered and has effect when each party other than the Bank has executed this Debenture and this Debenture has been dated. It shall take effect as a Deed even though it may not be executed by the Bank at all or signed by it under hand.

36.4                           The execution (whether under hand or as a deed) or sealing of this Debenture by or on behalf of a party constitutes an authority to the solicitors or legal counsel acting for that party in connection with this Debenture, or any agent or employee of such solicitors or legal counsel, to deliver it as a deed on behalf of that party.

36.5                           Each party to this Debenture agrees to be bound by this Debenture despite the fact that any other person which was intended to execute or to be bound does not do so or is not effectually bound and despite the fact that any Security Interest contained in this Debenture is terminated or becomes invalid or unenforceable against any other person whether or not such termination, invalidity or enforceability is known to the Bank.

IN WITNESS WHEREOF this Debenture has been executed and delivered as a deed on the date written at the beginning of this Debenture.

SCHEDULE 1

THE SCHEDULED PROPERTY

Short Description of Property	Title Number (if any)

None

SCHEDULE 1A

THE SHARES

Name of Company	Number of Shares
None

SCHEDULE 1B

TRADEMARKS

Mark	Registration Number	Class	Filing Date
Evident	E1620657	09, 16, 38, 42	07/04/2000
Tertio	E1023795	09, 16, 38, 42	14/12/1998
Provident	E1022870	09, 16, 38, 42	14/12/1998
Evident	2175392	09, 16, 38, 42	20/08/1998
Tertio	2175389	09, 16, 38, 42	20/08/1998
Tertio	1578744	42	20/07/1994
Tertio	2010862	38	10/02/1995
Provident	2184361	09, 16, 38, 42	14/12/1998
Tertio Technology with Business Sense	2175453	09, 16, 38, 42	28/08/1998
Stylized Keyboard Design	2201294	09, 16, 38, 42	25/06/1999
Observant	2175386	09, 16, 38, 42	20/08/1998
Stylized Keyboard Design	E1225598	9, 16, 42	21/06/2000
Observant (Expired)	E681585	9, 16, 38, 42	26/12/1999

SCHEDULE 2

FORM OF NOTICE TO THIRD PARTY BANK

Part I

Notice

[TO BE TYPED ON THE HEADED NOTEPAPER OF THE CHARGOR]

To:                                                        [                         ]

                                                             Attention [                            ]

[Date]

Dear Sirs

Account No. [                      ] Sort Code [               ] (the “Deposit Account”)

Account No. [                      ] Sort Code [               ] (the “Book Debts Accounts”)

We hereby give you notice that by a Debenture dated the same date as this letter, (the “Debenture”), we have charged to Bridge Bank, N.A. (the “Bank”) Bank all our rights, title, interest and benefit in and to the Book Debts Accounts and the Deposit Account and all amounts standing to the credit of such accounts from time to time, all interest on such sums and all other amounts of whatever nature deriving directly or indirectly from such sums.

Please return a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to the Bank care of its solicitors Howard Kennedy, facsimile number 020 7663 8713, attention Simon Pullen Esq.

We hereby agree to indemnify you on demand for and against any and all costs, losses and expenses suffered or incurred by you as a result of complying with the undertakings contained in the attached letter to the Bank with which you are hereby instructed to comply, together with all other instructions which you may receive from the Bank from time to time in relation to such undertakings.

Expressions defined in the Debenture shall have the same meanings when used in this notice.

This notice shall be governed by and construed in accordance with English law.

Yours faithfully

For and on behalf of

Evolving Systems Limited

Part 2

Acknowledgement from Third Party Bank (“TPB”)

[TO BE TYPED ON THE HEADED NOTEPAPER OF TPB]

To:	Bridge Bank, N.A. (the “Bank”)

Care of

Howard Kenney

19 Cavendish Square

London

W1A 2AW

	Attention:	Simon Pullen Esq

	Fax:	020 7663 8713

[Date]

Dear Sirs

Evolving Systems Limited (the “Chargor”)

We refer to the notice received today from the Chargor (a copy of which we attach, duly receipted) (the “Notice”).

Expressions defined in the Notice shall have the same meanings in this letter.

1.                                       We hereby acknowledge that the Chargor has charged to the Bank all of its rights, title, interest and benefit in and to the Account and the Deposit Account (the “Accounts”).

2.                                       We hereby irrevocably undertake to you that until receipt by us of a notice from you confirming that you no longer have any interest in the Accounts we shall:

2.1                                 not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Accounts;

2.2                                 promptly notify you of (a) any renewal, renumbering or redesignation of the Accounts save for any renewal, renumbering or redesignation which does not materially alter the identity of the Accounts; and (b) any Security Interest in respect of the Accounts on the part of a third party coming to our notice (or the attempted creation of any such Security Interest);

2.3                                 promptly send to you copies of all monthly Account statements, given or made by us in connection with the Accounts;

2.4                                 upon receipt by us of a notice from you declaring that an Event of Default has occurred and is continuing not permit or effect any withdrawal or transfer from the Accounts save for withdrawals and transfers requested by you in writing to us pursuant to the terms of this letter; and

2.5                                 upon receipt by us of a notice from you declaring that an Event of Default has occurred and is continuing, comply with all instructions received by us from you or purportedly from you from time to time on the Business Day following receipt with respect to the conduct of the Accounts provided that such instructions are given in writing, by facsimile to number [          ] or post to [                     ], attention [          ] or as otherwise notified to you by us from time to time and are signed by or purportedly signed by [                             ]] and provided further that such instructions are received by 12 noon (London time) on any Business Day and [TPB] telephones telephone number [            ] (or any other employee of the Bank approved by you to us, in writing from time to time) by 5 p.m. (London time) on that same Business Day (or as soon thereafter as is practicable) to obtain verification of such instructions and provided further that, upon receipt by us of a notice from you declaring that an Event of Default has occurred and is continuing,  we shall permit no withdrawals whatsoever from the relevant account until we have complied with your instructions.

This letter shall be governed by and construed in accordance with English law.

Yours faithfully

For and on behalf of

[TPB]

SCHEDULE 3

THE CONTRACTS

NONE

EXECUTED and DELIVERED as a DEED

for and on behalf of

EVOLVING SYSTEMS LIMITED by:

Director

Secretary

Notice Details:

Address:	c/o Evolving Systems
9777 Pyramid Court
Suite 100
Englewood
Colorado
80112 USA

Fax No:	001 303 802 1138

Attention:	Anita T. Moseley

With a copy to:

Fax No:	001 303 802 1420

Attention:	Brian R. Ervine

EXECUTED and DELIVERED as a DEED

for and on behalf of

BRIDGE BANK, N.A. by:

                                                                                               Authorised Officer

Notice Details:

Address:	55 Almaden Boulevard

San Jose

CA 95113

Fax No:	001 408 423 8520

Attention:	Dan Pistone